Exhibit 99.1

Four Radnor Corporate Center, Suite 200

Radnor, PA 19087

Ph: (610) 687-8900 Fax: (610) 687-3688

www.pennvirginia.com

FOR IMMEDIATE RELEASE

PENN VIRGINIA CORPORATION PROVIDES GUIDANCE UPDATE

Announces Participation in Upcoming Investor Conferences

RADNOR, PA (Globe Newswire) August 25, 2014 – Penn Virginia Corporation (NYSE: PVA) announced updated guidance for the second half of 2014. PVA also announced it has released a new investor presentation and its upcoming investor conference schedule.

Guidance Update

Although well results continue to meet or exceed expectations, we anticipate delays in the timing of completions associated with our second half of 2014 drilling program, including those wells to be drilled with the recently added seventh and eighth drilling rigs. In addition, as a result of the delays, we now expect four (2.5 net) fewer wells will be turned in line in 2014, with those four wells now expected to be turned in line during the first quarter of 2015.

During the second half of 2014, production is now expected to range between 23.4 and 25.5 thousand barrels of oil equivalent per day (MBOEPD), with production of 20.8 to 22.0 MBOEPD expected during the third quarter and 26.0 to 29.0 MBOEPD expected in the fourth quarter.

Pro forma for the sale of our Mississippi assets, which closed at the end of July, we now expect a one to seven percent increase in production in the third quarter over the second quarter and a 29 to 36 percent increase in production in the fourth quarter over the third quarter. Our Eagle Ford production is expected to increase approximately 50 to 60 percent in the second half of 2014 over the first half, driven by continued well completions and anticipated strong well results.

As a result of this reduced 2014 completion activity, second half 2014 capital expenditures are expected to range between $380 and $420 million. Adjusted EBITDAX, which includes the cash impact of derivatives, for the second half of 2014 is expected to range between $210 and $245 million. We anticipate having no outstanding borrowings under our revolving credit facility and financial liquidity of nearly $500 million at the end of the year.

These second half 2014 estimates are meant to provide guidance only and are subject to revision as our operating environment changes.

Updated Guidance
	Three Months Ending		Six Months Ending
	Sept. 30, 2014	Dec. 31, 2014	Dec. 31, 2014

Oil production (MBO)	1,220 –1,285	1,465 – 1,630	2,685 – 2,915
NGL production (MBO)	255 – 270	370 – 415	625 – 685
Natural gas production (MMcf)	2,604 –2,814	3,342 – 3,738	5,946 – 6,552
Total production (MBOE)	1,909 – 2,024	2,392 – 2,668	4,301 – 4,692
Total production (BOEPD)	20,750 – 22,000	26,000 – 29,000	23,375 – 25,500
Gross / net well TILs			64/36.5
Adjusted EBITDAX ($MM)			$210 – $245
Capital expenditures ($MM)			$380 – $420

Note: MBO = thousand barrels of oil or natural gas liquids (NGL); MMcf = million cubic feet; MBOE = thousand barrels of oil equivalent; BOEPD = barrel of oil equivalent per day; TIL = turn-in line; $MM = million dollars; EOP = end of period.

Our preliminary estimate for 2015 total production is 35 to 45 percent higher than 2014, with oil production 45 to 60 percent higher than 2014. 2015 capital expenditures are expected to range between $750 and $800 million with adjusted EBITDAX that will be between 35 and 40 percent higher than 2014.

The preliminary estimates for full-year 2015 are meant to provide guidance only and are subject to revision as our 2015 budget is finalized.

New Investor Presentation and Upcoming Investor Conference Participations

Today, PVA posted a new investor presentation on its website at www.pennvirginia.com.

PVA also announced that it will present at Barclays Capital’s CEO Energy-Power Conference on Thursday, September 4, 2014 at 2:25 p.m. ET. H. Baird Whitehead, President and Chief Executive Officer, will present an overview of PVA’s operations, including a discussion of strategy and recent activities.

PVA will present at the 5th Annual Credit Suisse Small & Mid Cap Conference on Tuesday, September 16, 2014 at 3:50 p.m. ET. Steven A. Hartman, Senior Vice President and Chief Financial Officer, will present an overview of PVA’s operations, including a discussion of strategy and recent activities.

PVA will present at the DUG Eagle Ford Conference and Exhibition, hosted by Hart Energy, in San Antonio on Wednesday, September 17, 2014 at 8:30 a.m. CT/9:30 a.m. ET). John A. Brooks, Executive Vice President and Chief Operating Officer, will present a detailed overview of PVA’s Eagle Ford Shale operations and recent activities.

PVA will present at the 8th Annual Global Opportunities Conference, hosted by Imperial Capital, on Thursday, September 18, 2014. Mr. Hartman will present an overview of PVA’s operations, including a discussion of strategy and recent activities.

To view the new investor presentation as well as the accompanying slideshow presentation to be posted prior to the conferences, as well as to listen to the conference webcasts, please visit our website, www.pennvirginia.com under “Investor Relations—Events & Presentations.”

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Penn Virginia Corporation (NYSE: PVA) is an independent oil and gas company engaged in the exploration, development and production of oil, NGLs and natural gas in various domestic onshore regions of the United States, with a primary focus in south and east Texas. For more information, please visit our website at www.pennvirginia.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the volatility of commodity prices for oil, NGLs and natural gas; our ability to develop, explore for, acquire and replace oil and natural gas reserves and sustain production; our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; any impairments, write-downs or write-offs of our reserves or assets; the projected demand for and supply of oil, NGLs and natural gas; reductions in the borrowing base under our revolving credit facility; our ability to contract for drilling rigs, supplies and services at reasonable costs; our ability to obtain adequate pipeline transportation capacity for our oil and gas production at reasonable cost and to sell the production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from estimated proved oil and natural gas reserves; drilling and operating risks; our ability to compete effectively against oil and gas companies; our ability to successfully monetize select assets and repay our debt; leasehold terms expiring before production can be established; environmental obligations, costs and liabilities that are not covered by an effective indemnity or insurance; the timing of receipt of necessary regulatory permits; the effect of commodity and financial derivative arrangements; our ability to maintain adequate financial liquidity and to access adequate levels of capital on reasonable terms; the occurrence of unusual weather or operating conditions, including force majeure events; our ability to retain or attract senior management and key technical employees; counterparty risk related to their ability to meet their future obligations; compliance with and changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; uncertainties relating to general domestic and international economic and political conditions; and other risks set forth in our filings with the Securities and Exchange Commission (SEC).

Additional information concerning these and other factors can be found in our press releases and public periodic filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	James W. Dean
Vice President, Corporate Development
Ph: (610) 687-7531 Fax: (610) 687-3688
E-Mail: invest@pennvirginia.com